                                                                    EXHIBIT 10.1



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                                CREDIT AGREEMENT

                           dated as of April 10, 1997

                                  by and among


                    UNITED COMPANIES FINANCIAL CORPORATION,

                                  as Borrower,



                        the Lenders referred to herein,

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                   as Agent,

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Documentation Agent


================================================================================

ARTICLE I

       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       SECTION 1.1     Definitions  . . . . . . . . . . . . . . . . . . . .    1
       SECTION 1.2     General  . . . . . . . . . . . . . . . . . . . . . .   16
       SECTION 1.3     Other Definitions and Provisions   . . . . . . . . .   16

ARTICLE II

       REVOLVING CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . .   17
       SECTION 2.1     Revolving Credit Loans   . . . . . . . . . . . . . .   17
       SECTION 2.2     Swingline Loans.   . . . . . . . . . . . . . . . . .   17
       SECTION 2.3     Procedure for Advances of Revolving Credit
                       Loans and Swingline Loans.   . . . . . . . . . . . .   19
       SECTION 2.4     Competitive Bid Facility.  . . . . . . . . . . . . .   20
       SECTION 2.5     Repayment of Loans.  . . . . . . . . . . . . . . . .   22
       SECTION 2.6     Notes  . . . . . . . . . . . . . . . . . . . . . . .   23
       SECTION 2.7     Separate Interest Rate Agreements  . . . . . . . . .   24
       SECTION 2.8     Permanent Reduction of the Aggregate Commitment  . .   24
       SECTION 2.9     Termination of Credit Facility.  . . . . . . . . . .   25
       SECTION 2.10    Increase in Aggregate Commitment   . . . . . . . . .   25
       SECTION 2.11    Use of Proceeds  . . . . . . . . . . . . . . . . . .   26

ARTICLE III

       LETTER OF CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . .   26
       SECTION 3.1     L/C Commitment   . . . . . . . . . . . . . . . . . .   26
       SECTION 3.2     Procedure for Issuance of Letters of Credit  . . . .   27
       SECTION 3.3     Commissions and Other Charges  . . . . . . . . . . .   28
       SECTION 3.4     L/C Participations   . . . . . . . . . . . . . . . .   28
       SECTION 3.5     Reimbursement Obligation of the Borrower   . . . . .   30
       SECTION 3.6     Obligations Absolute   . . . . . . . . . . . . . . .   30
       SECTION 3.7     Effect of Application  . . . . . . . . . . . . . . .   31

ARTICLE IV

       GENERAL LOAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .   31
       SECTION 4.1     Interest   . . . . . . . . . . . . . . . . . . . . .   31
       SECTION 4.2     Notice and Manner of Conversion or
                       Continuation of Loans  . . . . . . . . . . . . . . .   34
       SECTION 4.3     Facility, Agent's and Other Fees   . . . . . . . . .   35
       SECTION 4.4     Manner of Payment  . . . . . . . . . . . . . . . . .   36
       SECTION 4.5     Crediting of Payments and Proceeds   . . . . . . . .   36
       SECTION 4.6     Adjustments  . . . . . . . . . . . . . . . . . . . .   37

       SECTION 4.7     Nature of Obligations of Lenders Regarding
                       Extensions of Credit; Assumption by the Agent  . . .   37
       SECTION 4.8     Changed Circumstances  . . . . . . . . . . . . . . .   38
       SECTION 4.9     Indemnity  . . . . . . . . . . . . . . . . . . . . .   40
       SECTION 4.10    Capital Requirements   . . . . . . . . . . . . . . .   41
       SECTION 4.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . .   42
       SECTION 4.12    Change of Lending Office   . . . . . . . . . . . . .   44
       SECTION 4.13    Affected Lenders   . . . . . . . . . . . . . . . . .   44

ARTICLE V

       CLOSING; CONDITIONS OF CLOSING AND BORROWING   . . . . . . . . . . .   45
       SECTION 5.1     Closing  . . . . . . . . . . . . . . . . . . . . . .   45
       SECTION 5.2     Conditions to Closing and Initial
                       Extensions of Credit   . . . . . . . . . . . . . . .   45
       SECTION 5.3     Conditions to All Loans and Letters of Credit  . . .   48

ARTICLE VI

       REPRESENTATIONS AND WARRANTIES OF THE BORROWER   . . . . . . . . . .   48
       SECTION 6.1     Representations and Warranties   . . . . . . . . . .   49
       SECTION 6.2     Survival of Representations and Warranties, Etc.   .   55

ARTICLE VII

       FINANCIAL INFORMATION AND NOTICES  . . . . . . . . . . . . . . . . .   55
       SECTION 7.1     Financial Statements and Projections   . . . . . . .   55
       SECTION 7.2     Officer's Compliance Certificate   . . . . . . . . .   56
       SECTION 7.3     Accountants' Certificate   . . . . . . . . . . . . .   57
       SECTION 7.4     Other Reports  . . . . . . . . . . . . . . . . . . .   57
       SECTION 7.5     Notice of Litigation and Other Matters   . . . . . .   57
       SECTION 7.6     Accuracy of Information  . . . . . . . . . . . . . .   59

ARTICLE VIII

       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .   59
       SECTION 8.1     Preservation of Corporate Existence
                       and Related Matters  . . . . . . . . . . . . . . . .   59
       SECTION 8.2     Maintenance of Property  . . . . . . . . . . . . . .   59
       SECTION 8.3     Insurance  . . . . . . . . . . . . . . . . . . . . .   59
       SECTION 8.4     Accounting Methods and Financial Records   . . . . .   59
       SECTION 8.5     Payment and Performance of Obligations   . . . . . .   60
       SECTION 8.6     Compliance With Laws and Approvals   . . . . . . . .   60
       SECTION 8.7     Environmental Laws   . . . . . . . . . . . . . . . .   60

       SECTION 8.8     Compliance with ERISA  . . . . . . . . . . . . . . .   61
       SECTION 8.9     Compliance With Agreements   . . . . . . . . . . . .   61
       SECTION 8.10    Conduct of Business  . . . . . . . . . . . . . . . .   61
       SECTION 8.11    Visits and Inspections   . . . . . . . . . . . . . .   62
       SECTION 8.12    Additional Guarantors.   . . . . . . . . . . . . . .   62
       SECTION 8.13    Further Assurances   . . . . . . . . . . . . . . . .   62

ARTICLE IX

       FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .   62
       SECTION 9.1     Debt to Net Worth Ratio  . . . . . . . . . . . . . .   62
       SECTION 9.2     Minimum Net Worth  . . . . . . . . . . . . . . . . .   63
       SECTION 9.3     Fixed Charges Ratio  . . . . . . . . . . . . . . . .   63
       SECTION 9.4     Unencumbered Eligible Asset Ratio  . . . . . . . . .   63
       SECTION 9.5     Liquid Asset Ratio   . . . . . . . . . . . . . . . .   63

ARTICLE X

       NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . .   64
       SECTION 10.1    Limitations on Secured Debt  . . . . . . . . . . . .   64
       SECTION 10.2    Limitations on Liens   . . . . . . . . . . . . . . .   64
       SECTION 10.3    Limitations on Investments and Acquisitions  . . . .   65
       SECTION 10.4    Limitations on Mergers and Liquidation   . . . . . .   67
       SECTION 10.5    Limitations on Sale of Assets  . . . . . . . . . . .   67
       SECTION 10.6    Transactions with Affiliates   . . . . . . . . . . .   68
       SECTION 10.7    Certain Accounting Changes   . . . . . . . . . . . .   68
       SECTION 10.8    Restrictive Agreements   . . . . . . . . . . . . . .   68
       SECTION 10.9    Letters of Credit  . . . . . . . . . . . . . . . . .   69
       SECTION 10.10   Underwriting Standards   . . . . . . . . . . . . . .   69

ARTICLE XI

       DEFAULT AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . . .   69
       SECTION 11.1    Events of Default  . . . . . . . . . . . . . . . . .   69
       SECTION 11.2    Remedies   . . . . . . . . . . . . . . . . . . . . .   72
       SECTION 11.3    Rights and Remedies Cumulative; Non-Waiver; etc.   .   73

ARTICLE XII

       THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
       SECTION 12.1    Appointment  . . . . . . . . . . . . . . . . . . . .   74
       SECTION 12.2    Delegation of Duties   . . . . . . . . . . . . . . .   74
       SECTION 12.3    Exculpatory Provisions   . . . . . . . . . . . . . .   74
       SECTION 12.4    Reliance by the Agent  . . . . . . . . . . . . . . .   74
       SECTION 12.5    Notice of Default  . . . . . . . . . . . . . . . . .   75

       SECTION 12.6    Non-Reliance on the Agent and Other Lenders  . . . .   75
       SECTION 12.7    Indemnification  . . . . . . . . . . . . . . . . . .   76
       SECTION 12.8    The Agent in Its Individual Capacity   . . . . . . .   76
       SECTION 12.9    Resignation of the Agent; Successor Agent  . . . . .   77
       SECTION 12.10   Documentation Agent  . . . . . . . . . . . . . . . .   77

ARTICLE XIII

       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
       SECTION 13.1    Notices  . . . . . . . . . . . . . . . . . . . . . .   77
       SECTION 13.2    Expenses; Indemnity  . . . . . . . . . . . . . . . .   79
       SECTION 13.3    Set-off  . . . . . . . . . . . . . . . . . . . . . .   80
       SECTION 13.4    Governing Law  . . . . . . . . . . . . . . . . . . .   80
       SECTION 13.5    Consent to Jurisdiction  . . . . . . . . . . . . . .   80
       SECTION 13.6    Waiver of Jury Trial   . . . . . . . . . . . . . . .   81
       SECTION 13.7    Reversal of Payments   . . . . . . . . . . . . . . .   81
       SECTION 13.8    Injunctive Relief; Punitive Damages  . . . . . . . .   81
       SECTION 13.9    Accounting Matters   . . . . . . . . . . . . . . . .   81
       SECTION 13.10   Successors and Assigns; Participations   . . . . . .   82
       SECTION 13.11   Amendments, Waivers and Consents   . . . . . . . . .   85
       SECTION 13.12   Performance of Duties  . . . . . . . . . . . . . . .   85
       SECTION 13.13   All Powers Coupled with Interest   . . . . . . . . .   86
       SECTION 13.14   Survival of Indemnities  . . . . . . . . . . . . . .   86
       SECTION 13.15   Titles and Captions  . . . . . . . . . . . . . . . .   86
       SECTION 13.16   Severability of Provisions   . . . . . . . . . . . .   86
       SECTION 13.17   Counterparts   . . . . . . . . . . . . . . . . . . .   86
       SECTION 13.18   Confidentiality  . . . . . . . . . . . . . . . . . .   86
       SECTION 13.19   Term of Agreement  . . . . . . . . . . . . . . . . .   87

EXHIBITS

Exhibit A-1-Form of Revolving Credit Note
Exhibit A-2-Form of Swingline Note
Exhibit A-3-Form of Competitive Bid Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Prepayment
Exhibit D - Form of Notice of Conversion/Continuation
Exhibit E - Form of Notice of Account Designation
Exhibit F - Form of Officer's Certificate
Exhibit G - Form of Assignment and Acceptance
Exhibit H - Form of Guaranty Agreement
Exhibit I - Form of Loan Production Report
Exhibit J - Form of Servicing Quality Report


SCHEDULES

Schedule 1           -      Lenders and Commitments
Schedule 6.1(a)      -      Jurisdictions of Organization and Qualification
Schedule 6.1(b)      -      Material Subsidiaries
Schedule 6.1(i)      -      ERISA Plans
Schedule 6.1(q)      -      Debt and Unfunded Liabilities

       CREDIT AGREEMENT, dated as of the 10th day of April, 1997, by and among UNITED COMPANIES FINANCIAL CORPORATION, a corporation organized under the laws of Louisiana (the "Borrower"), the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

                              STATEMENT OF PURPOSE

       The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

       "Adjusted Average Debt" means, as of the last day of each fiscal quarter of any Person, the daily average outstanding amount of Debt of such Person during such quarter.

       "Affiliate" means, with respect to the Borrower, any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

       "Agent" means First Union in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

       "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1.

       "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced, increased or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be EIGHT HUNDRED MILLION DOLLARS ($800,000,000).

       "Agreement" means this Credit Agreement, as amended, amended and restated, modified or otherwise supplemented from time to time.

       "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

       "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

       "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

       "Asset-Backed Security" means a security that is primarily serviced by the cashflows of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the security holders.

       "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

       "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

       "Base Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day. Each change in the Base Rate shall be effective as of the opening of business on the day such change in the Base Rate occurs.

       "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

       "Borrower" means United Companies Financial Corporation, in its capacity as borrower hereunder.

       "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New

York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

       "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

       "Change in Control" shall have the meaning assigned thereto in Section 11.1(g).

       "Closing Date" means the date of this Agreement.

       "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

       "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

       "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment.

       "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.4.

       "Competitive Bid Loan" means any competitive bid loan made by any Lender to the Borrower pursuant to Section 2.4.

       "Competitive Bid Notes" means the separate Competitive Bid Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-3 hereto, evidencing the Competitive Bid Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

       "Competitive Bid Request" shall have the meaning assigned thereto in
Section 2.4(b).

       "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its

Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

       "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

       "Debt" of any Person means all items of indebtedness which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined.

       "Default" means any of the events specified in Section 11.1 =which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

       "Documentation Agent" means Morgan Guaranty Trust Company of New York, in its capacity as documentation agent hereunder.

       "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

       "EBIT" means with respect to any Person, for any period of computation, the sum of, without duplication, (a) Net Income of such Person for such period, plus (b) interest expense accrued during such period on all Debt of such Person, plus (c) taxes on income accrued during such period, all determined in accordance with GAAP.

       "Eligible Assets" means the sum of (a) the aggregate net value, as determined in accordance with GAAP of all assets contained in each asset class listed below (as such value is reflected with respect to each asset class, on the most recent Consolidated financial statements of the Borrower and its Subsidiaries delivered to the Agent pursuant to Section 7.1, or if determined during a fiscal quarter, as such value is reasonably determined by the Borrower) of the Borrower and its Subsidiaries which are not subject to any Liens (other than, in each case, those specified in Section 10.2 (a) - (e) inclusive) in favor of any Person, multiplied by (b) in each case, the asset multiple listed below corresponding to such asset class:

              Asset Class                         Asset Multiple
              -----------                         --------------
       Cash and cash equivalents                         1.00
       Loans in inventory (net)*                         1.00
       Loans held for investment
         (net)*                                          0.90
       Accrued interest receivable
         and other receivables                           0.65
       Temporary investments and
         subordinated securities related to
         Receivables securitizations                     0.65
       Capitalized excess servicing
         income (interest only and residual
         interests)**                                    0.65
       Capitalized mortgage servicing
         rights                                          0.65
       Other assets, including PP&E,
         (up to 35% of Net Worth)*                       0.50
       Intangible assets                                 0.00
       Other assets, including PP&E,
         (in excess of 35% of
         Net Worth)*                                     0.00

* "Loans in inventory" shall include all "Receivables" owned by such Person, provided that:

       (i) "Receivables" owned by a Person for more than 180 days shall be classified as "Loans held for investment";

       (ii) the portion of "Receivables" which (A) are owned by a Person for more than 365 days and (B) exceed $20 million in the aggregate shall be classified as "Other assets"; and

       (iii) all "Receivables" (A) which are 60 days or more delinquent, (B) which are in the process of foreclosure, or (C) which constitute REO property (real estate owned) shall be classified as "Other assets".

       ** Capitalized excess servicing income will be computed net of gains and losses on Hedging Agreements specifically related to this asset class.

       For purposes of calculating Other assets, PP&E is defined as including land, buildings, and other fixed assets, less accumulated depreciation.

       "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate of a Lender, (c) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (d) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

       "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

       "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

       "Equity Issuance" means any issuance of common or preferred stock, or of any options or warrants to purchase, or other rights exercisable or exchangeable for, common or preferred stock, of the Borrower, excluding any such issuance pursuant to any stock based compensation plan or bonus program with employees, management or directors.

       "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

       "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

       "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

       "Event of Default" means any of the events specified in Section 11.1; provided, that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

       "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

       "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

       "First Union" means First Union National Bank of North Carolina, a national banking association, and its successors.

       "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

       "Fixed Charge Ratio" means with respect to any Person for each period of four (4) consecutive fiscal quarters immediately preceding the date of computation (or, if the date of computation is the last day of a fiscal quarter, the period of four (4) fiscal quarters ending on such date of computation), the ratio of (a) EBIT for such period to
(b) the sum of (i) interest expense accrued during such period on all Debt of such Person, determined in accordance with GAAP, plus (ii) the amount of any cash dividends paid by such Person to any third party on such Person's preferred stock, as determined in accordance with GAAP.

       "Funded Debt" means, with respect to any Person, the difference between
(a) Total Unsecured Liabilities, minus (b) the sum of "Taxes payable," "Allowance for loan losses" and "Other liabilities," all as reflected on the most recent Consolidated balance sheet delivered to the Agent pursuant to
Section 7.1 herein.

       "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

       "Gestation Facility" means any credit facility constituting Debt made available by an investment bank or an affiliate thereof which is secured only by Receivables which are intended to be included in a pool or pools which will support publicly or privately issued Asset-Backed Securities to be underwritten by the related investment bank.

       "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

       "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Guarantors" means each of the Material Subsidiaries of the Borrower, as joint and several guarantors pursuant to the Guaranty Agreement. On the Closing Date, the Guarantors shall be United Companies Lending Group, Inc., United Companies Lending Corporation, Pelican Mortgage Company, Inc., Adobe, Inc., GINGER MAE, Inc., UNICOR MORTGAGE, Inc., Southern Mortgage Acquisition, Inc., United Companies Funding, Inc., Gopher Funding, Inc., United Credit Card, Inc. and Adobe Financial, Inc. I.

       "Guaranty Agreement" means the Unconditional Guaranty Agreement of even date executed by each of the Guarantors in favor of the Agent, for the ratable benefit of itself, the Lenders and the Issuing Lender, substantially in the form of Exhibit H hereto, as amended, amended and restated, modified or otherwise supplemented from time to time.

       "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or
(g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

       "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure of the Borrower or any of its Subsidiaries (other than Securitization SPVs), and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, modified or otherwise supplemented from time to time.

       "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

       "Investment" means any advance, loan or extension of credit, or any commitment to advance, lend or extend credit, or any capital contribution to, or any purchase of stocks, bonds, mutual funds, partnership interests, limited liability company interests, joint venture interests, syndicate interests, notes, debentures or other securities of, or any other investment in, any Person (other than Securitization SPVs), excluding, however, any Receivables originated or purchased (or commitments therefor) or servicing advances in the ordinary course of business.

       "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto or such other issuer as otherwise agreed by the Borrower and First Union.

       "L/C Commitment" means One Hundred Million Dollars ($100,000,000).

       "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

       "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

       "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

       "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

       "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

       "Letters of Credit" shall have the meaning assigned thereto in Section 3.1(a).

       "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period (rounded upwards, if necessary, to the next higher 1/100th of 1%). If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected (rounded upwards, if necessary, to the next higher 1/100th of 1%).

       "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:


       LIBOR Rate =              LIBOR
                     ----------------------------------
                     1.00-Eurodollar Reserve Percentage


       "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (excluding, to the extent encompassed by such definition, the subordination features of such asset (including without limitation the subordination of the cash flows to which such asset is entitled in favor of other Persons), restric-tions on the right to receive cash flows attributable to such assets, and any priority order of claim on Receivables, reserve accounts and other deposits created in connection with the sale of Receivables or participations therein to third parties where such assets are pledged as security for or escrowed against credit losses which may occur with respect to such Receivables sold with recourse). For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

       "Liquid Assets" means the sum of the following asset classes multiplied by the applicable asset multiple provided under the definition of Eligible
Assets: all "Cash and cash equivalents," "Loans in inventory (net)," "Loans held for investment (net)," and "Temporary investments and subordinated securities related to Receivables securitizations", in each case as set forth on the most recent Consolidated financial statements delivered to the Agent pursuant to Section 7.1, and in each case which are not subject to any Lien in favor of any Person (other than those specified in Section 10.2 (a) - (e), inclusive).

       "Loans" means the collective reference to the Revolving Credit Loans, the Swingline Loans and the Competitive Bid Loans and "Loan" means any of such Loans.

       "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Applications, and each other document, instrument and agreement executed and delivered by the Borrower or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, amended and restated, modified or otherwise supplemented from time to time.

       "Loan Production Report" means a report covering certain aspects relating to Mortgage Loan production of the Borrower and its Subsidiaries substantially in the form of Exhibit I attached hereto and prepared for each fiscal quarter.

       "Material Adverse Effect" means, with respect to the Borrower and its Material Subsidiaries, taken as a whole, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Person.

       "Material Subsidiary" means each direct or indirect Subsidiary of the Borrower designated by the Borrower as a "Material Subsidiary" from time to time; provided, that notwithstanding the foregoing, the Subsidiaries of the Borrower which comprise "Material Subsidiaries" shall at all times have (a) Total Assets equal to or greater than ninety-five percent (95%) of the Consol-idated Total Assets of the Borrower and its Subsidiaries and

(b) EBIT equal to or greater than ninety-five percent (95%) of the Consolidated EBIT of the Borrower and its Subsidiaries; provided further, that this definition (including each of the calculations pursuant hereto) shall exclude all Securitization SPVs.

       "Moody's" means Moody's Investors Service, Inc.

       "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

       "Net Income" means, with respect to any Person for any period, any net earnings (or net loss) of such Person, determined in accordance with GAAP.

       "Net Worth", as to the Borrower, means, as of the date of determination, the excess of Consolidated Total Assets of the Borrower and its Subsidiaries over Total Liabilities, each as determined in accordance with GAAP.

       "Notes" means the collective reference to the Revolving Credit Notes, the Swingline Notes and the Competitive Bid Notes and "Note" means any of such Notes.

       "Notice of Account Designation" shall have the meaning assigned thereto in Section 5.2(e)(i).

       "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.3(a).

       "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

       "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.5(c).

       "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, and (c) all other fees and commissions (including reasonable attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Agent under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

       "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

       "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

       "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

       "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

       "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

       "Pooling and Servicing Agreements" means the agreements executed from time to time by and among a Securitization SPV, a trustee and United Companies Lending Corporation pursuant to which Receivables are transferred to a trust which issues Asset-Backed Securities backed by such Receivables.

       "Property" means, to the extent applicable, the real property, including the improvements thereon, and/or the personal property (tangible and intangible) which are encumbered pursuant to a Receivable.

       "Receivable" means a mortgage loan, installment loan or sale contract or other consumer loan receivable, including, without limitation the following related items, to the extent applicable: (a) promissory note, any reformation thereof and related deed of trust, mortgage or security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the mortgagee, secured party or beneficiary to return premiums or payments with respect thereto; and (c) all right, title and interest of the mortgagee, secured party or beneficiary in the Property covered by said deed of trust, mortgage or security agreement.

       "Register" shall have the meaning assigned thereto in Section 13.10(d).

       "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

       "Repurchase Agreement" means any agreement whereby the Borrower or one of its Subsidiaries sells Receivables or other financial assets to another Person (other than any other Subsidiary) and the Borrower or such Subsidiary is unconditionally obligated to repurchase or replace such Receivables or other financial assets at a future specified date. It is expressly agreed and understood that an obligation to repurchase a Receivable because of an inaccurate representation relating to such Receivable or a default by the obligor under such Receivable is excluded from the definition of Repurchase Agreement.

       "Required Lenders" means, at any date, any combination of holders of at least fifty percent (50%) of the aggregate unpaid principal amount of the Revolving Credit Notes, or if no amounts are outstanding under the Revolving Credit Notes, any combination of Lenders whose Commitment Percentages aggregate greater than fifty percent (50%).

       "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

       "Revolving Credit Loan" means any revolving loan made to the Borrower pursuant to Section 2.1.

       "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

       "Revolving Termination Date" means the earliest of the dates referred to in Section 2.9.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

       "Securitization SPV" means a Subsidiary (which, for the purposes of this definition only, shall include any corporation, partnership or other entity which issues Asset-Backed Securities of which more than fifty percent (50%) of the outstanding capital stock or other ownership interest of such corporation, partnership or other entity is owned or controlled by the Borrower or any of its Subsidiaries) of the Borrower which is a bankruptcy-remote special purpose entity formed for the sole purpose of securitizing Receivables and other financial assets of the Borrower and its other Subsidiaries and matters incidental thereto (including without limitation through the issuance of pass through or debt securities backed by Receivables and other financial assets), so long as such entity does not itself originate Receivables or other financial assets, but rather acquires such assets from the Borrower and/or its other Subsidiaries.

       "Servicing Quality Report" means a report covering certain servicing matters of the Borrower and its Subsidiaries in the form attached hereto as Exhibit J and prepared for each fiscal quarter.

       "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

       "Subordinated Debt" means Debt of the Borrower or any Subsidiary subordinated in right of time of payment to the Obligations on terms reasonably satisfactory to the Agent (including, without limitation, a maturity date later than the Revolving Termination Date).

       "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, part-nership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

       "Swingline Commitment" means Fifty Million Dollars ($50,000,000).

       "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

       "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2.

       "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

       "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Agent in accordance with Section 12.9 and (b) the Revolving Termination Date.

       "Taxes" shall have the meaning assigned thereto in Section =4.11(a).

       "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under
Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

       "Total Assets" means, with respect to any Person, total assets as shown on the balance sheet of such Person applicable to the date of determination thereof prepared in accordance with GAAP.

       "Total Liabilities" means total liabilities of the Borrower and its Subsidiaries as shown on the Consolidated balance sheet of the Borrower applicable to the date of determination thereof prepared in accordance with GAAP.

       "Total Unsecured Liabilities" means, with respect to any Person, the sum of the following not subject to a Lien (other than those specified in Section
10.2 (a) - (e) inclusive) in favor of any Person, without duplication: (a) all liabilities which would be included in Total Liabilities of such Person plus
(b) all Unfunded Liabilities of such Person, plus (c) thirty-five percent (35%) of the amount outstanding of all Letters of Credit issued on behalf of such Person to the extent such Person has a reimbursement obligation with respect thereto, each calculated in accordance with GAAP.

       "UCC" means the Uniform Commercial Code as in effect in the State of New York.

       "Unencumbered Eligible Assets Ratio" shall have the meaning assigned thereto in Section 9.4.

       "Unfunded Liabilities" means, with respect to any Person, without duplication, any contingent obligation of such Person relating to (i) standby letters of credit issued on its behalf or on behalf of its Subsidiaries to the extent such Person or any Subsidiary has a reimbursement obligation with respect thereto other than Letters of Credit, (ii) guarantees by such Person of the Debt of any other Person, (iii) obligations of such Person arising under Repurchase Agreements (constituting Debt as opposed to a sale) and (iv) guarantees by such Person (excluding guarantees by Adobe, Inc. or Pelican Mortgage Company, Inc.) of Asset-Backed Securities or in favor of insurers of such Asset-Backed Securities; provided, that, for purposes of Sections 9.4 and
9.5 only, with respect to such guarantees which do not exceed 35% of Net Worth in the aggregate, such guarantees shall be valued at 50% of the underlying obligations guaranteed thereby (without regard to current but unpaid interest) calculated as of the date of determination thereof, each as determined in accordance with GAAP.

       "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

       "United States" means the United States of America.

       "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests (excluding director qualifying shares) of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

       SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

       SECTION 1.3  Other Definitions and Provisions.

       (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

       (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                           REVOLVING CREDIT FACILITY

       SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans, Competitive Bid Loans and the L/C Obligations and
(b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment less the sum of such Lender's Commitment Percentage of all outstanding Swingline Loans and such Lender's Commitment Percentage of the L/C Obligations. Each Revolving Credit Loan shall be advanced pro rata by the Lenders in accordance with the provisions hereof. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Termination Date.

       SECTION 2.2  Swingline Loans.

       (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, Competitive Bid Loans and the L/C Obligations and (ii) the Swingline Commitment.

       (b)    Refunding.

              (i) Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to
Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable) shall be refunded by the Lenders on demand by the Swingline Lender (but no less frequently than weekly). Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Agent, which Revolving Credit Loans shall be Base Rate Loans. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

              (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.

              (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable) in accordance with the terms of this
Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever (including, without limitation, repayment of such Swingline Loan by the Borrower pursuant to clause (ii) above); provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.2, one of the events described in Section 11.1(h) or (i) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.

Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).


       SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

       (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 3:00 p.m. (Charlotte time) in the case of Swingline Loans and 11:00 a.m. (Charlotte time) in the case of Base Rate Loans and LIBOR Rate Loans (i) on the same Business Day as each Swingline Loan, (ii) at least one Business Day before each Base Rate Loan (other than Swingline Loans) and (iii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Rate Loans and $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 3:00 p.m. or 11:00 a.m. (Charlotte time), as applicable, shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of each Notice of Borrowing.

       (b) Disbursement of Revolving Credit and Swingline Loans. (i) Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) not later than 5:00 p.m. (Charlotte time) on the proposed borrowing date the Swingline Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this
Section 2.3 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to Section 4.7 hereof, the Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loan requested pursuant to this
Section 2.3 to the extent that any

Lender has not made available to the Agent its Commitment Percentage of such Revolving Credit Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

       SECTION 2.4  Competitive Bid Facility.

       (a) Competitive Bid Loans. On the terms and subject to the conditions set forth herein, any Lender may from time to time prior to the Revolving Termination Date, in its sole and absolute discretion, offer to make Competitive Bid Loans to the Borrower in such amounts, at such interest rates and for such terms as such Lender and the Borrower may agree; provided, that
(a) the aggregate principal amount of all outstanding Competitive Bid Loans (after giving effect to any amount to be extended hereunder) shall not exceed the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, Swingline Loans and the L/C Obligations.

       (b) Requests for Competitive Bid Loans. Whenever the Borrower desires to receive Competitive Bid Loans, it shall deliver by facsimile to the Agent a written request therefor (a "Competitive Bid Request") not later than 11:30 a.m. (Charlotte time) on the date which is two (2) Business Days before the proposed borrowing date of such Competitive Bid Loans. Each Competitive Bid Request shall specify the principal amount of the Competitive Bid Loans to be made (which amount cannot be less than $5,000,000 and if in excess of $5,000,000, must be in whole multiples of $1,000,000 in excess thereof), the proposed date of such Competitive Bid Loans (which shall be a Business Day), and the proposed Interest Period for which such Competitive Bid Loans are requested.

       (c) Submission of Bids. By 1:00 p.m. (Charlotte time) on the date the Agent receives the Competitive Bid Request, it will transmit a copy thereof to each Lender via facsimile. By 2:00 p.m. (Charlotte time) on the Business Day preceding the proposed borrowing date, the Agent shall submit its bid for a Competitive Bid Loan by facsimile to the Borrower if it desires to make a Competitive Bid Loan. Each Lender may submit by facsimile to the Borrower no later than 9:00 a.m. (Charlotte time) on the proposed borrowing date, a bid for a Competitive Bid Loan in response to a Competitive Bid Request. Such bid shall be evidenced by a writing which shall (A) identify the Lender making such bid, (B) specify the fixed rate of interest per annum (computed on the basis of a 360-day year and for the actual number of days elapsed and expressed in decimals to 1/1,000 of 1%) that such Lender is willing to offer for such Competitive Bid Loan, (C) the principal amount which such Lender wishes to advance at such rate and (D) any prepayment premiums which may be applicable. No such bid may contain qualifying, conditional or similar language or contain proposed terms other than those specified in this Section 2.4(c), and each such bid shall be irrevocable and may not be modified except to correct a manifest error therein. Each Lender shall have absolute and sole discretion whether to submit any such bid and is not under any obligation to do so.

       (d) Acceptance of Bids. Not later than 11:00 a.m. (Charlotte time) on the proposed date of such Competitive Bid Loans, the Borrower shall notify the Agent via facsimile of the bid(s), if any, with respect to such Competitive Bid Loans that the Borrower is accepting, and the Agent shall simultaneously notify the Lender(s) whose bid(s) is or are being accepted via facsimile. Each bid not accepted by the Borrower through notification of the Agent by the time set forth above shall be deemed to have been rejected. The Borrower is under no obligation to accept any bids. However, if the Borrower does elect to accept bids, it shall accept the lowest bid for such Competitive Bid Loans. If more than one Lender makes the same lowest bid, then the Competitive Bid Loans will be allocated among such lowest bidding Lenders in accordance with the following:

              (i) If only one Lender makes such bid for all of the Competitive Bid Loans being requested, that Lender will be allocated all of the Competitive Bid Loans.

              (ii) If more than one Lender makes such bid for all of the Competitive Bid Loans being requested, then each such Lender will be allocated Competitive Bid Loans on a per capita basis (e.g., if 3 Lenders qualify, each will be allocated 1/3 of the Competitive Bid Loans regardless of their respective Commitment Percentages).

              (iii) If no Lender makes such bid for all of the Competitive Bid Loans being requested, then each Lender making the lowest bid will be allocated the amount it bid; provided, that if such allocation would result in Competitive Bid Loans exceeding the amount requested, then the amounts allocated to each Lender will be reduced to the extent necessary so that the Competitive Bid Loans allocated to each Lender will be in the same ratio as the Competitive Bid Loans bid by all such lowest bidding Lenders (e.g., if $1,000,000 in Competitive Bid Loans were requested and Lenders A and B were lowest bidding Lenders with Lender A bidding $700,000 and Lender B bidding $500,000, Lender A would be allocated 7/12 of the Competitive Bid Loans and Lender B would be allocated 5/12 of the Competitive Bid Loans).

       (e) Commitment to Lend not Reduced. The agreement of a Lender to make a Competitive Bid Loan hereunder shall not to any extent reduce such Lender's obligation to fund other Loans to the extent of such Lender's Commitment, it being expressly acknowledged and agreed that the agreement to make Competitive Bid Loans is optional on the part of such Lender and in addition to its Commitment.

       (f) Limits on Competitive Bid Loans. Notwithstanding any provision hereof to the contrary, in no event can the Borrower submit more than ten (10) Competitive Bid Requests during any calendar month, and the Borrower may not submit a Competitive Bid Request if, at the time of such request there are twenty (20) Competitive Bid Loans then outstanding (and, if there are fewer than twenty (20) Competitive Bid Loans then outstanding, the number of Competitive Bid Loans accepted cannot exceed the difference between 20 and the number of Competitive Bid Loans then outstanding). For purposes of computing the foregoing limitation, if bids from more than one Lender are accepted in response to a Competitive Bid Request, then each Lender's Competitive Bid Loan will be counted separately.

       (g) Direct Solicitation of Competitive Bid Loans. The Borrower may elect to send the Competitive Bid Requests and the notices of acceptance directly to each Lender rather than to the Agent. In such event, all time deadlines shall remain the same except that the Agent shall have until 9:00 a.m. (Charlotte time) on the next Business Day to submit its bid to the Borrower.

       (h) Funding of Competitive Bid Loans. All Competitive Bid Loans will be advanced in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time no later than 2:00 p.m. (Charlotte time) on the Business Day the Borrower accepts the bids under Section 2.4(d) above.

       SECTION 2.5  Repayment of Loans.

       (a) Repayment. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Revolving Termination Date, if not sooner repaid, (ii) all Competitive Bid Loans on the last day of the Interest Period with respect thereto and (iii) all Swingline Loans in accordance with Section 2.2(b) (ii), together, in each such case (other than with respect to Swingline Loans), with all accrued but unpaid interest thereon.

       (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans plus the L/C Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, Loans and L/C Obligations in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable), second to the principal amount of outstanding Revolving Credit Loans, third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Agent for the benefit of the Lenders (such cash collateral to be applied in accordance with Section 11.2(b)), fourth, to the principal amount of outstanding Competitive Bid Loans, in the inverse order of maturity of such Competitive Bid Loans and fifth, to the principal amount of outstanding Swingline Loans not repaid in the first clause above. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

       (c) Optional Repayments. The Borrower may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Agent with respect to LIBOR Rate Loans and one (1) Business Day's irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.9 hereof.

       (d) Limitation on Repayment of LIBOR Rate Loans and Competitive Bid Loans. The Borrower may not repay any LIBOR Rate Loan or Competitive Bid Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

       SECTION 2.6  Notes.

       (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

       (b) Swingline Notes. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

       (c) Competitive Bid Notes. Each Lender's Competitive Bid Loans and the obligation of the Borrower to repay such Competitive Bid Loans shall be evidenced by a Competitive Bid Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Competitive Bid Loans in a principal amount up to the Aggregate Commitment or, if less, the aggregate unpaid principal amount of all Competitive Bid Loans made by such Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. Each Competitive Bid Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

       SECTION 2.7 Separate Interest Rate Agreements. Notwithstanding anything contained in this Agreement to the contrary, each of the Lenders shall have the option, upon the request of the Borrower, of entering into separate letter agreements from time to time with the Borrower whereunder each such Lender may establish an interest rate for Loans made by such Lender hereunder different than the interest rate otherwise provided by this Agreement. If any Lender and the Borrower shall enter into such agreements, such Lender and Borrower shall calculate the net difference between the interest due hereunder and the interest due under such agreement and shall settle such difference between themselves accordingly.

       SECTION 2.8 Permanent Reduction of the Aggregate Commitment. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice, the Agent shall promptly notify each Lender. Each permanent reduction permitted or required pursuant to this Section 2.8 shall be accompanied by a payment of principal, if necessary, sufficient to reduce the aggregate outstanding Loans and L/C Obligations of the Lenders after such reduction to an amount no greater than the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

       SECTION 2.9  Termination of Credit Facility.

       (a) The Credit Facility (subject to Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (a) April 10, 2000, (b) the date of termination by the Borrower pursuant to Section 2.8, and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 11.2(a); provided, that not earlier than the ninetieth (90th) day and not later than the thirtieth (30th) day prior to each anniversary of the Closing Date (each, an "Extension Date"), the Borrower may, by written notice (an "Extension Request") given to the Agent, request that the date set forth in clause (a) above be extended in each such instance to a date that is one (1) year after such date then in effect. The Agent shall promptly advise each Lender of its receipt of any Extension Request and furnish each Lender with a copy thereof. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date which is twenty
(20) days after receipt of the Extension Request. No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.9. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted unless 100% of the Lenders shall have consented in writing to such extension.

       SECTION 2.10 Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right from time to time upon not less than thirty (30) days prior written notice to the Agent to increase the Aggregate Commitment; provided, that in no event shall the Aggregate Commitment be increased to an amount greater than $1,000,000,000; provided, further, that:

       (a) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrower, the Agent and those Lender(s) whose Commitment(s) is or are being increased to reflect the revised Commitment amounts of each of the Lenders, (ii) the Agent will deliver an updated Schedule 1 to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders, (iii) the outstanding Revolving Credit Loans, Commitment Percentages of Swingline Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and (iv) the Borrower will deliver new Revolving Credit Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment amount of such Lender(s).

       (b) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under the Agreement shall be accomplished as follows:
(i) such new Lender shall be an Eligible Assignee and shall be subject to the consent of the Agent, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrower, the Agent and by the party becoming an additional Lender hereunder to reflect the addition of such party as a Lender hereunder, (iii) the Agent will deliver an updated Schedule 1 to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders, (iv) the outstanding Revolving Credit Loans, Commitment Percentages of Swingline Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and (v) the Borrower will deliver a Revolving Credit Note and Competitive Bid Note to such party.

       SECTION 2.11 Use of Proceeds. The Borrower shall use the proceeds of the Loans (a) to refinance existing Debt and (b) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated herein.

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

       SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to and shall not issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the aggregate principal amount of all outstanding Revolving Credit Loans, Swingline Loans, Competitive Bid Loans and the L/C Obligations would exceed the Aggregate Commitment or (c) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall
(i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be an irrevocable standby letter of credit issued for the purpose of providing support in lieu of loss reserves established for the Borrower's securitization,
(iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Revolving Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to and, to the extent the Issuing Lender has received notice of such conflict from the applicable L/C Participant, shall not, issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

       SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein, all promptly following the issuance of such Letter of Credit.

       SECTION 3.3  Commissions and Other Charges.

       (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) a fee equal to the Applicable Margin in effect with respect to LIBOR Rate Loans as set forth in Section 4.1(c) multiplied by (ii) the average daily face amount of such Letter of Credit multiplied by (iii) a fraction the numerator of which is the number of days during such period that such Letter of Credit was issued and outstanding and the denominator of which is 360. Such fee shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Revolving Termination Date. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and L/C Participants all commissions received by the Agent in accordance with their respective Commitment Percentages.

       (b) The Borrower shall pay to the Issuing Lender a fronting fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% multiplied by (ii) the average daily face amount of such Letter of Credit multiplied by (iii) a fraction the numerator of which is the number of days during such period that such Letter of Credit was issued and outstanding and the denominator of which is 360. Such fee shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Revolving Termination Date.

       (c) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit. Upon the Borrower's request for any Letter of Credit, the Issuing Lender shall estimate the amount of such fees and provide the Borrower with such estimation as soon as practicable; provided that the Issuing Lender shall incur no liability nor shall the Borrower be released from any of its obligations in the event the Issuing Lender fails to do so.

       SECTION 3.4  L/C Participations.

       (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

       (b) To the extent the Issuing Lender is not reimbursed by the Borrower pursuant to Section 3.5 or cannot be reimbursed by the Lenders through the issuance of Revolving Credit Loans pursuant to Section 3.5 for any reason, the Issuing Lender shall notify each L/C Participant of the amount and due date of such L/C Participant's portion of such unreimbursed payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Base Rate as determined by the Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day. No L/C Participant's obligation to fund its respective Commitment Percentage of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit shall be affected by any other L/C Participant's failure to fund its Commitment Percentage of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage. Notwithstanding anything herein to the contrary, no payments shall be made hereunder to reimburse the Issuing Lender for any Letter of Credit issued after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable.

       (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

       SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding anything herein to the contrary, no such Base Rate Loans shall be extended to reimburse the Issuing Lender for any Letter of Credit issued after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable.

       SECTION 3.6  Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender or any L/C Participant under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

       SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                            GENERAL LOAN PROVISIONS

       SECTION 4.1  Interest.

       (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided, that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.
Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Swingline Loan shall bear interest at the Base Rate. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

       (b) Interest Periods. In connection with each LIBOR Rate Loan and Competitive Bid Loan, the Borrower, by giving notice at the times described in
Section 4.1(a) or 2.4, respectively, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall:

              (i)    with respect to each LIBOR Rate Loan, be a period of one
(1), two (2), three (3), or six (6) months; provided, that:

              (A) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

              (B) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

              (D) no Interest Period shall extend beyond the Revolving Termination Date; and

              (E) there shall be no more than ten (10) Interest Periods outstanding at any time; and

              (ii) with respect to each Competitive Bid Loan, be a period of less than thirty (30) days as requested pursuant to Section 2.4(b); provided, that no such Interest Period shall extend beyond the Revolving Termination Date.

       (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Revolving Credit Loans and

Swingline Loans (the "Applicable Margin") shall be based on the Borrower's unsecured long-term debt ratings as follows:

================================================================================
                            Tier I      Tier II      Tier III        Tier IV
--------------------------------------------------------------------------------
                           At least     At least     At least      Not rated or
                            BBB+ or      BBB or       BBB- or      not rated at
                            Baa1*        Baa2*         Baa3*        least BBB-
                                                                     or Baa3
--------------------------------------------------------------------------------
Applicable Margin for       45 bps      52.5 bps     62.5 bps       87.5 bps
Base Rate Loans
--------------------------------------------------------------------------------
Applicable Margin for      32.5 bps      40 bps       50 bps         75 bps
LIBOR Rate Loans
================================================================================

* In order to qualify for the Applicable Margins under Tier I, Tier II or Tier III above, the Borrower must obtain unsecured senior long-term debt ratings from two nationally recognized rating agencies, one of which must be either S&P or Moody's. If the Borrower's debt rating from the two agencies, which are to be selected by the Borrower, differs, then the lower rating will be utilized for purposes of establishing interest rates, facility fees and letter of credit issuance fees.

Adjustments, if any, in the Applicable Margin shall be effective as of the Business Day any change in the Borrower's unsecured long-term debt ratings becomes effective.

       (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

       (e)    Interest Payment and Computation.

              (i) Interest on each Base Rate Loan shall be payable quarterly in arrears on the fifth (5th) Business Day following the last day of each calendar quarter commencing with the calendar quarter ending June 30, 1997 and on the Revolving Termination Date and interest on each LIBOR Rate Loan and Competitive Bid Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

              (ii) The Agent shall (A) in the case of the Base Rate Loans, on or before the third Business Day of each calendar quarter, and (B) in the case of LIBOR Rate Loans, on or before the day preceding the last day of the applicable Interest Period, deliver to the Borrower an interest billing for the immediately preceding calendar quarter or Interest Period, as the case may be, which billing shall set forth interest accrued and payable on Loans for such period to be collected by the Agent and which billing shall be payable no later than the fifth Business Day of such calendar quarter (or on the last day of the applicable Interest Period, in the case of LIBOR Loans).

              (iii) On or before the third Business Day of each calendar quarter, the Agent shall deliver to the Borrower a fee billing for the immediately preceding calendar quarter which billing shall set forth fees payable under Section 4.3 hereof for such period (and a supporting schedule showing in reasonable detail the manner of computation thereof), which billing shall be payable no later than the fifth Business Day of such calendar quarter.


       (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

       SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) (i) convert at any time all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to

$5,000,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period thereof, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such LIBOR Rate Loan resulting from such conversion or continuation. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

       SECTION 4.3  Facility, Agent's and Other Fees.

       (a) Facility Fee. Commencing on the Closing Date, the Borrower shall pay to the Agent, for the account of the Lenders, a non-refundable facility fee on the Aggregate Commitment at a rate per annum equal to the rate set forth below based on the Borrower's unsecured long-term debt ratings:

================================================================================
                             Tier I     Tier II    Tier III        Tier IV
--------------------------------------------------------------------------------
                            At least    At least   At least   Not rated or not
                            BBB+ or      BBB or     BBB- or    rated at least
                             Baa1*       Baa2*       Baa3*      BBB- or Baa3
--------------------------------------------------------------------------------
 Facility Fee               17.5 bps     20 bps     25 bps         30 bps
================================================================================


* In order to qualify for the fees under Tier I, Tier II or Tier III above, the Borrower must obtain unsecured senior long-term debt ratings from two nationally recognized rating agencies, one of which must be either S&P or Moody's. If the Borrower's debt rating from the two agencies, which are to be selected by the Borrower, differs, then the lower rating will be utilized for purposes of establishing the fees.

Adjustments, if any, in the facility fee shall be effective as of the Business Day any change in the Borrower's unsecured long-term debt ratings becomes effective. The facility fee shall be payable quarterly in arrears on the fifth
(5th) Business Day following the
last day of each calendar quarter, commencing with the calendar quarter ending June 30, 1997.

       (b) Agent's and Other Fees. In order to compensate the Agent for structuring, syndicating and arranging the Loans and each of the Lenders for their Commitments hereunder, the Borrower agrees to pay to the Agent, for the account of itself and the Lenders, the fees set forth in the separate fee letter agreement executed by the Borrower and the Agent dated November 20, 1996 (including the upfront fees payable to each of the Lenders set forth therein).

       SECTION 4.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 2:00 p.m. (Charlotte time) on the date specified for payment under this Agreement (or, with respect to Swingline Loans, 5:00 p.m.; provided, that the Borrower shall have provided the Agent with prior written notice of its intention to make such payment no later than 4:00 p.m. (Charlotte time)) to the Agent at the Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall promptly distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be.
Each payment to the Agent of amounts due with respect to any Competitive Bid Loan shall be made in like manner, but for the account of the applicable Lender. Each payment to the Agent of Agent's fees or expenses shall be made for the account of the Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Agent for the account of the applicable Lender.

       SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, then during the continuance of any such Event of Default all payments received by the Agent or any Lender upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all reasonable expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's fees then due and payable, then to all facility and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender (in each case, except with respect to any Swingline Loan extended after the occurrence and during the continuance of a Default or an Event of Default of which the Agent is deemed to have knowledge pursuant to Section 12.5, which Default or Event of Default has not been waived by the Required Lenders or the Lenders, as applicable), then to accrued and unpaid interest on the Revolving Credit Notes and the Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount outstanding under the Revolving Credit Notes, then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, then to accrued and unpaid interest on the Competitive Bid Notes, then to the principal amount outstanding under the Competitive Bid Notes, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender not repaid above, then to the principal amount outstanding under the Swingline Note to the Swingline Lender not repaid above, in that order.

       SECTION 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

       SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Base Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error.
If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be respon-sible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

       SECTION 4.8  Changed Circumstances.

       (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

       (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of its respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

       (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

              (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of

Governors of the Federal Reserve System but excluding any reserve included in the definition of Reserve Percentage), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note or Letter of Credit (or any participation therein);

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction which has occurred prior thereto. Each Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender to give such notice shall not result in any liability to such Lender or release the Borrower from any of its obligations hereunder. A Lender shall only be entitled to compensation under any of the preceding subsections of this Section for increased costs occurring during the one hundred twenty (120) day period ending on the date the Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender shall be entitled to compensation for increased costs occurring after such notice until such time as such increased costs cease to exist. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

       SECTION 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or Competitive Bid Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing, Notice of Continuation/Conversion or Competitive Bid Request or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or Competitive Bid Loan on a date other than the last day of the Interest Period therefor. Each Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender to give such notice shall not result in any liability to such Lender or release the Borrower from any of its obligations hereunder. A Lender shall only be entitled to compensation under this Section for losses and expenses occurring during the one hundred twenty (120) day period ending on the date the Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender shall be entitled to compensation for losses and expenses occurring after such notice until such time as such losses and expenses cease to exist. The amount of such loss or expense shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

       SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five
(5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. Each Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender to give such notice shall not result in any liability to such Lender or release the Borrower from any of its obliga-tions hereunder. A Lender shall only be entitled to compensation under this Section for reductions occurring during the one hundred twenty (120) day period ending on the date the Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender shall be entitled to compensation for reductions occurring after such notice until such time as such reductions cease to exist. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

       SECTION 4.11  Taxes.

              (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or in respect of the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

              (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

              (c) Indemnity. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Each Lender and the Agent agree to notify the Borrower of any event occurring after the Closing Date entitling such Lender or the Agent to indemnification under this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender or the Agent to give such notice shall not result in any liability to such Lender or the Agent or release the Borrower from any of its obligations hereunder. A Lender or the Agent shall only be entitled to indemnification under this Section for Taxes and Other Taxes paid during the one hundred twenty
(120) day period ending on the date the Borrower receives the notice described in the immediately preceding sentence; provided, that from and after such notice, such Lender shall be entitled to compensation for Taxes and Other Taxes occurring after such notice until such time as such Taxes and Other Taxes cease to exist.

              (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

              (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

              (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments; provided, that the Agent and Lenders shall only be entitled to claim the indemnities hereunder to the extent a claim is submitted to the Borrower not later than one year after the termination of this Agreement and the payment of all outstanding Obligations hereunder.

       SECTION 4.12 Change of Lending Office. If any Lender requests compensation pursuant to Section 4.8(c), 4.10 or 4.11, or the obligation of the Lenders to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.8(a) or (b) due to an event affecting any Lender, then such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or would avoid the circumstances set forth in Section 4.8(a) or (b) and would not, in the judgment of such Lender, be disadvantageous to such Lender.

       SECTION 4.13 Affected Lenders. In addition to the obligations set forth in Section 4.12 above, if any Lender requests compensation pursuant to
Section 4.8(c), 4.10 or 4.11, or the obligation of the Lenders to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.8(a) or (b) due to an event affecting any Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (a) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to another financial institution subject to and in accordance with the provisions of Section 13.10(b) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees and any other amounts owing to the Affected Lender hereunder, or (b) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees and any other amounts owing to the Affected Lender hereunder, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents and the Aggregate Commitment shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Commitment. The Agent shall cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agent be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense (including with respect to the assignment fee required pursuant to Section 13.10(b)(v)), and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders.

                                   ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

       SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on April 10, 1997, or at such other place or on such other date as the parties hereto shall mutually agree.

       SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

              (a) Executed Loan Documents. This Agreement, the Notes and the Guaranty Agreement shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent.

              (b)    Closing Certificates; etc.

                     (i) Officer's Certificate of the Borrower. The Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that to the best knowledge of such officer all representations and warranties of the Borrower and each Guarantor contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no

Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                     (ii) Certificate of Secretary of the Borrower and each Guarantor. The Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Guarantor certifying that attached thereto is a true and complete copy of the articles of incorporation or the certificate of incorporation of the Borrower or such Guarantor, as applicable, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower or such Guarantor, as applicable, as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Executive Committee of the Board of Directors of the Borrower or the Board of Directors of such Guarantor, as applicable, authorizing the borrowings and other extensions of credit contemplated hereunder (with respect to the Borrower) and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Guarantor, as applicable, executing Loan Documents to which it is a party.

                     (iii) Certificates of Good Standing. The Agent shall have received certificates as of a recent date of the good standing or existence, as the case may be, of the Borrower and each Guarantor under the laws of its jurisdiction of organization.

                     (iv) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders with respect to the Borrower and the Guarantors, the Loan Documents and such other matters as the Lenders shall request.

                     (v) Tax Forms. The Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

              (c)    Consents; Defaults.

                     (i) Governmental and Third Party Approvals. All approvals, authorizations and consents necessary for the Borrower or any of the Guarantors to execute, deliver and perform the Obligations under this Agreement, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                     (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                     (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

              (d)    Financial Matters.

                     (i) Financial Statements. The Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance satisfactory to the Agent and prepared in accordance with GAAP. Without limitation of the foregoing, the Agent and each Lender shall have received audited financial statements for the Fiscal Year ended December 31, 1996.

                     (ii) Financial Condition Certificate. The Borrower shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, and certified as accurate by the chief executive officer or chief financial officer of the Borrower, that to the best knowledge of such officer
(A) the Borrower and each of its Material Subsidiaries are each Solvent, (B) the Borrower's payables are current and not past due and (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of December 31, 1996, reflecting on a pro forma basis the effect of the transactions contemplated herein and evidencing compliance on a pro forma basis with the covenants contained in
Article IX hereof.

                     (iii) Payment at Closing. There shall have been paid by the Borrower to the Agent and the Lenders the fees set forth or referenced in
Section 4.3(b) and any other accrued and unpaid fees or commissions due hereunder.

                     (iv) Applicable Margin Certificate. The Borrower shall have delivered to the Agent a certificate executed by the chief financial officer or treasurer of the Borrower setting forth the Applicable Margin pursuant to Section 4.1(c).

              (e)    Miscellaneous.

                     (i) Notice of Borrowing. The Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a written notice in the form attached hereto as Exhibit E (a "Notice of Account Designation") specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                     (ii) Refinanced Facilities. The obligations of United Companies Lending Corporation, United Companies Mortgage of Tennessee, Inc. and Southern Mortgage Acquisition, Inc. (the "Existing Borrowers") evidenced by the Credit Agreement, dated May 23, 1995, as amended, executed by and among the Existing Borrowers, the lenders party thereto and First Union National Bank of North Carolina, as agent, shall have been fully paid, satisfied and discharged with proceeds of the initial Loans and the commitments thereunder terminated and (B) any liens, encumbrances, mortgages or restrictions in respect of any such obligations shall have been terminated.

                     (iii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                     (iv) Due Diligence and Other Documents. The Borrower shall have delivered to the Agent such other documents, and certificates as the Agent reasonably requests, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

       SECTION 5.3 Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan and the obligation of the Issuing Lender to issue any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

              (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

              (b) No Existing Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

       SECTION 6.1 Representations and Warranties. To induce the Agent to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and Lenders that:

              (a) Organization; Power; Qualification. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify is not reasonably expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Material Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

              (b) Ownership. As of the Closing Date, each Material Subsidiary of the Borrower is listed on Schedule 6.1(b) and each is a Wholly-Owned Subsidiary of the Borrower. All outstanding shares of the Borrower and each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

              (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Material Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and the borrowings and other extensions of credit contemplated hereby. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Material Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Material Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

              (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Material Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings and other extensions of credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Material Subsidiaries the result of which is reasonably expected to have a Material Adverse Effect, (ii) (A) conflict with, result in a breach of or constitute a default under the articles of incorporation or certificate of incorporation, as applicable, bylaws or other organizational documents of the Borrower or any of its Material Subsidiaries or (B) any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, the result of which is reasonably expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

              (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Material Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to so have or so comply is not reasonably expected to have a Material Adverse Effect.

              (f) Tax Returns and Payments. Each of the Borrower and its Material Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except for those being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP and except where the failure to so file or pay is not reasonably expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Material Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved except for those being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP and except for those which are not reasonably expected to have a Material Adverse Effect.

              (g) Intellectual Property Matters. Each of the Borrower and its Material Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, service marks, service mark rights, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights is not reasonably expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Material Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which is reasonably expected to have a Material Adverse Effect.

              (h) Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Material Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has reasonably concluded that Environmental Laws are not reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Material Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment, which non-compliance or remedial action is reasonably expected to have a Material Adverse Effect.

              (i) ERISA. Except for those matters the result of which is not reasonably expected to have a Material Adverse Effect:

                     (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                     (ii) the Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                     (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                     (iv) Neither the Borrower nor any ERISA Affiliate has:
(A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                     (v) No Termination Event has occurred or is reasonably expected to occur; and

                     (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

              (j) Margin Stock. Neither the Borrower nor any Material Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

              (k) Government Regulation. Neither the Borrower nor any Material Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Material Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

              (l) Financial Statements. The Consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1996 and the related statements of income, retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Agent and each Lender, are complete and correct in all material respects and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Material Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

              (m) No Material Adverse Change. Since December 31, 1996, no event has occurred or condition arisen that is reasonably expected to have a Material Adverse Effect.

              (n) Solvency. As of the Closing Date and after giving effect to each extension of credit made hereunder, the Borrower and each of its Material Subsidiaries will be Solvent.

              (o) Titles to Properties. Each of the Borrower and its Material Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Material Subsidiaries delivered pursuant to Section 6.1(l), except those which have been disposed of by the Borrower or its Material Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

              (p) Liens. None of the properties and assets of the Borrower or any Material Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Material Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Material Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.2 hereof.

              (q) Debt. Schedule 6.1(q) is a complete and correct listing of all Debt and Unfunded Liabilities of the Borrower and its Material Subsidiaries in excess of $5,000,000 as of the Closing Date. The Borrower and its Material Subsidiaries have performed and are in compliance with all of the terms of such Debt and Unfunded Liabilities and all instruments and agreements relating thereto (provided that they have not been canceled or otherwise terminated), and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Material Subsidiaries exists with respect to any such Debt or Unfunded Liabilities.

              (r) Litigation. Except for the matters set forth in the Borrower's 10K filing under the Securities Exchange Act of 1934, as amended, for the Fiscal Year ended December 31, 1996, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Material Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, (i) the result of which is reasonably expected to have a Material Adverse Effect or (ii) which calls into question the validity or binding effect of this Agreement or any other Loan Document.

              (s) Absence of Defaults. No event has occurred or is continuing which (i) constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Material Subsidiary thereof under any material contract or judgment, decree or order to which the Borrower or its Material Subsidiaries is a party or by which the Borrower or its Material Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Material Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, the result of which (with respect to clause (ii) only) is reasonably expected to have a Material Adverse Effect.

              (t) Accuracy and Completeness of Information. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided further that with respect to information about Persons other than the Borrower and its Subsidiaries, the Borrower represents only that it has no actual knowledge that such information is inaccurate or misleading.

              (u) Complementary Lines of Business. The Borrower and each of the Guarantors are separate legal entities which engage in complementary lines of business and, therefore, each extension of credit made hereunder to the Borrower will benefit the Borrower and each of the Guarantors.

              (v) Guarantors. Each of the Borrower's Material Subsidiaries has executed the Guaranty Agreement and each other document and instrument required pursuant to Section 8.12 hereof.

       SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the other Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any extension of credit hereunder.

                                  ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

       Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will furnish or cause to be furnished to the Agent at the Agent's Office at the address set forth in Section 13.1 hereof and to the Lenders at their respective addresses as set forth on Schedule 1.1, or such other office as may be designated by the Agent and Lenders from time to time:

       SECTION 7.1  Financial Statements and Projections.

              (a) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters, (i) an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including updates to the notes to the prior annual audited financial statements, all in reasonable detail setting forth in comparative form the corresponding figures, with respect to the balance sheet, as of the end of the preceding Fiscal Year and, with respect to the statements of income for the corresponding period for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material re-spects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments; and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of each such fiscal quarter and unaudited consolidating statements of income, retained earnings and cash flows for that portion of the Fiscal Year then ended, all in accordance with GAAP.

              (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by an independent certified public accounting firm of nationally recognized standing that is not qualified with respect to going concern limitations, scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

       SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate"):

              (a) stating that such officer has reviewed such financial statements and, to the best of his knowledge, such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated;

              (b) stating that to such officer's knowledge, based on a reasonable examination, each of the "Material Subsidiaries" has executed the Guaranty Agreement and each other document or instrument required hereunder, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

              (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower and its Subsidiaries were in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period, the Applicable Margin pursuant to Section 4.1(c) as at the end of each respective period.

       SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements, addressed to the Agent, for the benefit of the Lenders, stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

       SECTION 7.4  Other Reports.

              (a) Within sixty (60) days after the last day of each fiscal quarter, a Loan Production Report for such fiscal quarter;

              (b) Within sixty (60) days after the last day of each fiscal quarter, a Servicing Quality Report for such fiscal quarter;

              (c) Promptly, and in any event within the earlier of the time period provided under Section 7.1(a) and (b) or thirty (30) Business Days after received, sent or filed by the Borrower, copies of any and all Forms 10-Q, 10-K and any registration statement filed by such Person with the Securities and Exchange Commission;

              (d) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

              (e) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

       SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after the Chief Financial Officer, the Chief Executive Officer or President of the Borrower obtains knowledge thereof) telephonic and written notice of:

              (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, which (i) individually or in the aggregate is reasonably expected to have a Material Adverse Effect or (ii) which calls into question the validity or binding effect of this Agreement or any other Loan Document;

              (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which individually or in the aggregate is reasonably expected to have a Material Adverse Effect;

              (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof, the result of which is reasonably expected to have a Material Adverse Effect;

              (d) any attachment, judgment, lien, levy or order exceeding $5,000,000 that is assessed against the Borrower or any Material Subsidiary thereof;

              (e)    any Default or Event of Default;

              (f) any event which constitutes an event of default under any material contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound, the result of which is reasonably expected to have a Material Adverse Effect;

              (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, the result of any of which is reasonably expected to have a Material Adverse Effect;

              (h) Any changes in the following senior management positions of the Borrower: Chief Financial Officer, Chief Executive Officer or President;

              (i)    Any change in Borrower's unsecured long-term debt ratings;
and

              (j) any event which makes any of the representations set forth in Section 6.1 inaccurate in any respect.

       SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

       Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Material Subsidiaries to:

       SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction, except where the failure to so qualify is not reasonably expected to have a Material Adverse Effect.

       SECTION 8.2 Maintenance of Property. Keep all properties useful and necessary to its business, in good working order and condition.

       SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts and with such deductibles and with such self insurance provisions as are customarily maintained by similar businesses and as may be required by Applicable Law.

       SECTION 8.4 Accounting Methods and Financial Records . Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

       SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all valid and legal taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other valid and legal indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Material Subsidiary may contest any item described in clauses (a) and (b) of this Section 8.5 in good faith by appropriate proceedings so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

       SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to comply with which or maintain is not reasonably expected to have a Material Adverse Effect.

       SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use best efforts to ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so is not reasonably expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to do so is not reasonably expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Material Subsidiary, or any orders, requirements or demands of Governmental Authorities related





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thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. The Agent and each Lender hereby agree that they will promptly notify the Borrower of any claim, action or suit asserted or commenced against the Agent or any Lender and that the Borrower may assume the defense thereof with counsel reasonably satisfactory to the Required Lenders at the Borrower's sole expense, that the Agent and the Lenders will cooperate with the Borrower on such defense, and that the Agent and the Lenders will not settle any such claim, action or suit without the consent of the Borrower; provided, that in the event the Required Lenders are not reasonably satisfied with such defense or reasonably determine that there is one or more defenses available to them which are not available to the Borrower, the Agent may, after reasonable notice to the Borrower, assume such defense with counsel satisfactory to the Agent and the Required Lenders and the Borrower shall be responsible for the reasonable expense thereof; provided further, that the Borrower's obligation with respect to the expenses hereunder shall be limited to the reasonable fees and expenses of one counsel for the Agent and the Lenders collectively.

       SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent, except where the failure to comply with clauses (a) through (d) is not reasonably expected to have a Material Adverse Effect.

       SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any material contract, the failure to comply with which is reasonably expected to have a Material Adverse Effect; provided, that the Borrower or such Material Subsidiary may contest any such lease, agreement or other instrument in good faith through appropriate proceedings so long as adequate reserves are maintained in accordance with GAAP.





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
       SECTION 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date.

       SECTION 8.11 Visits and Inspections. Permit representatives of the Agent or any Lender, from time to time, upon reasonable prior notice and during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

       SECTION 8.12 Additional Guarantors. Upon the creation or acquisition of any Material Subsidiary permitted by this Agreement, cause to be executed and delivered to the Agent within ten (10) Business Days after the creation or acquisition of such Subsidiary, (a) a supplement substantially in the form of the Supplement attached to the Guaranty Agreement executed by such new Material Subsidiary, (b) the closing documents and certificates required of each of the Guarantors pursuant to Section 5.2(b) hereof with respect to such new Material Subsidiary and (c) such other documents reasonably requested by the Agent in order that such Material Subsidiary shall become bound by and entitled to the benefits of all of the terms, covenants and agreements contained in the Guaranty Agreement. Upon satisfaction of the conditions set forth in this
Section 8.12, such Material Subsidiary shall become a Guarantor under the Guaranty Agreement, as of such date, as if an original signatory thereto. In the event that any Subsidiary which is party to the Guaranty Agreement ceases to be a Material Subsidiary, such Subsidiary shall be released from the Guaranty Agreement and the Agent shall, and is hereby expressly authorized by the Lenders to, execute all documents and instruments reasonably required to evidence such release.

       SECTION 8.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

       Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

       SECTION 9.1  Debt to Net Worth Ratio.

                     (a) As of the last day of any fiscal quarter, permit the ratio of (i) the sum of (A) Adjusted Average Debt of the Borrower and its Subsidiaries, on a Consolidated basis, plus (B) all Unfunded Liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, plus (C) the amount outstanding of all Letters of Credit issued on behalf of the Borrower or any of its Subsidiaries to (ii) Net Worth, to be more than 4.0:1.0.

                     (b) At any time, permit the ratio of (i) the sum of (A) the outstanding principal amount of Debt of the Borrower and its Subsidiaries, on a Consolidated basis, plus (B) all Unfunded Liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, plus (C) the amount outstanding of all Letters of Credit issued on behalf of the Borrower or any of its Subsidiaries to (ii) Net Worth, to be more than 6.0:1.0.

       SECTION 9.2 Minimum Net Worth. As of the last day of any fiscal quarter, permit the Net Worth to be less than the sum of (a) Three Hundred Thirty-Six Million Dollars ($336,000,000), plus (b) fifty percent (50%) of the Net Income (if positive) of the Borrower and its Subsidiaries, on a Consolidated basis, for each fiscal quarter ending during the period commencing on January 1, 1997 and continuing through the date of determination, plus (c) eighty percent (80%) of the net GAAP increase resulting from any Equity Issuance by the Borrower, for the period commencing on January 1, 1997 through the date of determination.

       SECTION 9.3 Fixed Charges Ratio. As of the last day of any fiscal quarter, permit the Fixed Charge Ratio of the Borrower and its Subsidiaries, on a Consolidated basis, to be less than 1.75:1.0; provided, however, that the Borrower shall not be required to report such calculation or comply with such covenant if, at the date of determination thereof, any senior unsecured long-term debt of the Borrower is rated both "BBB-" or higher by S&P, and "Baa3" or higher by Moody's.

       SECTION 9.4 Unencumbered Eligible Asset Ratio. At any time, permit the ratio of (a) Eligible Assets of the Borrower and its Subsidiaries to (b) Total Unsecured Liabilities of the Borrower and its Subsidiaries (excluding Subordinated Debt), each determined on a Consolidated basis in accordance with GAAP (the "Unencumbered Eligible Assets Ratio"), to be less than 1.0:1.0.

       SECTION 9.5 Liquid Asset Ratio. As of the last day of any fiscal quarter, permit the ratio of (a) Liquid Assets of the Borrower and its Subsidiaries to (b) Funded Debt of the Borrower





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
and its Subsidiaries (excluding Subordinated Debt), each determined on a Consolidated basis in accordance with GAAP, to be less than 0.5:1.0.


                                   ARTICLE X

                               NEGATIVE COVENANTS

       Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will not and will not permit any of its Material Subsidiaries to:

       SECTION 10.1 Limitations on Secured Debt. Create, incur, assume or suffer to exist any Debt secured by a Lien, except:

              (a)    Gestation Facilities;

              (b) Debt secured solely by loan inventory and related collateral and payable to United Companies Life Insurance Company (or any successor thereto) in an aggregate principal amount at any time outstanding not to exceed $150,000,000;

              (c) Debt secured solely by pledges of real property owned or leased by the Borrower or any of its Subsidiaries, improvements located thereon, fixtures related thereto and any other assets incidental thereto;

              (d)    Capital Leases;

              (e) ESOP loans in the principal amount outstanding of up to $25,000,000 secured by purchased stock and a guaranty of the Borrower;

              (f) "Investment lines of credit", the proceeds of which are used to acquire securities which are then pledged to the lender extending such "investment line of credit" and on which the Borrower earns a positive arbitrage; and

              (g) Debt not otherwise permitted above in an aggregate principal amount at any time outstanding not to exceed three percent (3%) of Net Worth.

       SECTION 10.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:





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              (a)    Liens for taxes, assessments and other governmental
charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days) , if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if ade-quate reserves are maintained to the extent required by GAAP;

              (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

              (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations;

              (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

              (e) Liens of the Agent for the benefit of the Agent and the Lenders;

              (f)    Liens created pursuant to Section 13.3; and

              (g) Liens securing Debt permitted pursuant to Section 10.1 above.

       SECTION 10.3 Limitations on Investments and Acquisitions. Make or suffer to exist any Investments or any commitments therefor, except:

              (a) Investments by the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower or Investments by any Subsidiary of the Borrower in the Borrower;

              (b) investments in direct obligations of the United States of America or any agency thereof, or repurchase agreements for such obligations with a duration not exceeding 365 days with any bank or trust company organized under the laws of the United States or any state thereof having both (i) capital, surplus and undivided profits aggregating at least $100,000,000 and
(ii) outstanding short-term debt rated A-1 or better by S&P or P-1 or better by Moody's;





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
              (c) investments in federal funds, certificates of deposit, time deposits and banker's acceptances, in each case having original maturities of not more than 365 days and issued by a bank or trust company organized under the laws of the United States or any state hereof which either (i) have both
(A) capital, surplus and undivided profits aggregating at least $100,000,000 and (B) outstanding short-term debt rated A-1 or better by S&P or P-1 or better by Moody's or (ii) were purchased by the Borrower or one of its Subsidiaries from a bank or trust company which had acquired Receivables from the Borrower or such Subsidiary with the purchase of such instruments acting as a form of credit enhancement with respect to such Receivables sale;

              (d) investments in debt instruments of any state or political subdivision thereof rated AA- or better by S&P or Aa3 or better by Moody's and maturing not more than one year from the date of acquisition thereof;

              (e) investments in commercial paper (having original maturities of not more than 365 days) rated A-1 or better by S&P or P-1 or better by Moody's;

              (f) investments in corporate debt obligations rated AA- or better by S&P or Aa3 or better by Moody's and maturing not more than one year from the date of acquisition thereof;

              (g) investments in money market funds the assets of which are invested solely in the instruments described in clauses (b)-(f) above;

              (h) loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000 to all employee stock option plans instituted by the Borrower and its Subsidiaries;

              (i) Investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements: (i) the Person to be acquired shall engage in a business or the assets being acquired are used in a business described in
Section 8.10, (ii) the Borrower or a Subsidiary shall be the surviving Person and no Change of Control nor material adverse change in the financial condition of said Person shall have been effected thereby and (iii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition;

              (j) the Borrower or any Guarantor may enter into the formation of a partnership, a joint venture or a syndicate; provided, that such Person owns greater than fifty percent (50%) of the economic interest and voting interest of such partnership, joint venture or syndicate;





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              (k)    Investments existing as of the Closing Date by the
Borrower or any of its Subsidiaries in Turner-United Partnership;

              (l) loans in the ordinary course of business of the Borrower and its Subsidiaries;

              (m) repurchases of loans or participations therein sold by the Borrower or its Subsidiaries to third parties in accordance with the terms of such sale;

              (n) settlement accounts between the Borrower and its Subsidiaries or its Subsidiaries and other Subsidiaries;

              (o) property and buildings either (i) necessary to the operations of the Borrower and its Subsidiaries or (ii) located in the United Companies office park;

              (p) investment securities and other assets acquired upon the disposition of the Borrower's life insurance subsidiary, United Companies Life Insurance Company, on July 24, 1996;

              (q) the redemption, purchase, retirement or other acquisition of any shares of any class of stock of the Borrower;

              (r) investments permitted as of the Closing Date pursuant to Pooling and Servicing Agreements, and any investments hereafter permitted pursuant to such Pooling and Servicing Agreements, as approved by the Agent;

              (s) Investments in the form of the acquisition of non-recourse servicing in the ordinary course of business; and

              (t) Investments not otherwise permitted above; provided, that, the aggregate amount (at original cost) of all such Investments of the Borrower and all of its Subsidiaries at any time outstanding shall be less than 25% of Net Worth.

       For the purposes of this Section 10.3, any Person which becomes a Subsidiary of the Borrower after the date hereof shall be deemed to have made, at the time it becomes a Subsidiary, all Investments of such Person existing immediately after it becomes a Subsidiary.

       SECTION 10.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

              (a) any Person may merge with any Guarantor or the Borrower; provided, that such Guarantor or the Borrower is the surviving Person; and





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
              (b) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any Guarantor.

       SECTION 10.5 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

              (a) the sale or other disposition of assets in the ordinary course of business and at fair market value (it being expressly understood and agreed that the sale or other disposition of Asset-Backed Securities and Receivables with or without servicing rights and of servicing rights is in the ordinary course of business);

              (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

              (c) the transfer of assets to the Borrower or any Guarantor pursuant to Section 10.4(b); and

              (d) the sale or discount without recourse of Receivables arising in the ordinary course of business in connection with the compromise or collection thereof.

       SECTION 10.6 Transactions with Affiliates. Except for transactions between the Borrower and any Subsidiary or between a Subsidiary and any other Subsidiary, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or
(b) enter into, or be a party to, any transaction with any of its Affiliates, except, in each case, pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

       SECTION 10.7 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

       SECTION 10.8 Restrictive Agreements. Other than this Agreement, enter into any Debt which contains (a) any covenants more restrictive on the Borrower and its Subsidiaries on a Consolidated basis than the provisions of Article IX hereof (unless the Borrower notifies the Agent of the terms of such Debt prior to its incurrence and, thereafter, the Agent and the Required Lenders





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
shall have the right to amend the terms of this Agreement; provided, that in the event that such Debt is repaid or canceled or such covenants are amended or revised to be less restrictive, the Agent and the Required Lenders shall amend the terms of this Agreement upon terms and conditions reasonably satisfactory to the Borrower, the Agent and the Required Lenders to reflect such revisions), or (b) any negative pledge on assets or restriction or limitation on its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt (other than a negative pledge or restriction or limitation on Liens which requires pari passu security in the event any such Lien is created); provided further, that notwithstanding the foregoing, nothing in this Section shall be deemed to prohibit the Borrower or any of its Subsidiaries from pledging assets to secure Debt permitted pursuant to Section 10.1 hereof.

       SECTION 10.9 Letters of Credit. Permit the face amount of all letters of credit (to the extent the Borrower or any Subsidiary has a reimbursement obligation with respect thereto) issued on behalf of the Borrower or any of its Subsidiaries (including without limitation all Letters of Credit) used in lieu of "Temporary investments" (as defined and set forth in the definition of "Eligible Assets") to exceed the lesser of (a) 50% of the sum of (i) the face amount of all such letters of credit and (ii) the value of such "Temporary investments", as determined in accordance with GAAP or (b) $100,000,000.

       SECTION 10.10 Underwriting Standards. Permit any change to its underwriting standards, as in effect on the Closing Date, for the origination or purchase of Receivables or implement new underwriting standards for additional consumer loan products that would constitute Receivables, if such change or implementation could reasonably be expected to have a Material Adverse Effect.

       SECTION 10.11. Payments, Prepayments and Amendments of Subordinated Debt. Directly or indirectly (a) make any payment or prepayment on any Subordinated Debt (other than Subordinated Debt by and between the Borrower and any of its Subsidiaries or between the Subsidiaries) other than payments as are expressly required thereunder or redeem or otherwise acquire for value any Subordinated Debt or (b) amend or supplement any of the subordination terms or provisions of any Subordinated Debt (other than Subordinated Debt by and between the Borrower and any of its Subsidiaries or between the Subsidiaries).

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

       SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

              (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

              (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for seven (7) Business Days.

              (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Material Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

              (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e) or Articles IX or X of this Agreement and such default shall continue for a period of thirty (30) days; provided, that in the event that a default under Article IX arises (A) solely from an adjustment required under Rule 125 ("FASB 125") of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (and such adjustment results in an adjustment to the "Capitalized excess servicing income" account, as defined and set forth in the definition of Eligible Assets), and (B) the degree by which a default exists does not exceed 10% of the value of such Capitalized excess servicing income account immediately prior to such FASB 125 adjustment, such default shall not be an Event of Default hereunder until such failure has continued for a period of two (2) consecutive fiscal quarters of the Borrower; provided further, that if irrespective of the additional grace period set forth in the preceding proviso, the Unencumbered Eligible Assets Ratio of the Borrower set forth in Section 9.4 would be less than 1.0:1.0, the Borrower shall pay an additional fee to the Agent, for the benefit of itself and the Lenders, in an amount equal to the product of (i) the Dollar amount by which the Total Unsecured Liabilities of the Borrower and its Subsidiaries on a Consolidated basis exceeds the Eligible Assets of the Borrower and its Subsidiaries on a Consolidated basis multiplied by (ii) 0.25% multiplied by (iii) a fraction the numerator of which is the number of days Total Unsecured Liabilities exceeds Eligible Assets and the denominator of which is 360.





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
              (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Material Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

              (f) Debt Cross-Default. The Borrower or any of its Material Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $5,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

              (g) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (excluding the management of the Borrower and any Employee Benefit
Plan) shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

              (h) Voluntary Bankruptcy Proceeding. The Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment





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
of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

              (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

              (j) Failure of Agreements. Any provision of any Loan Document (other than this Agreement) shall for any reason cease to be valid and binding on the Borrower or Material Subsidiary party thereto or any such Person shall so state in writing.

              (k) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000.

              (l) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Material Subsidiaries by any court and such judgment or order shall continue without being vacated, satisfied, discharged, stayed or bonded pending appeal for a period of sixty (60) days.

       SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may,





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or upon the request of the Required Lenders, the Agent shall, by notice to the
Borrower:

              (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

              (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

              (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

       SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in





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
equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                                    THE AGENT

       SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Agent of such Lender under this Agreement and the other Loan Documents and each Lender irrevocably authorizes First Union, as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

       SECTION 12.2 Delegation of Duties. The Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

       SECTION 12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or





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the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

       SECTION 12.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent.
The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

       SECTION 12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided, that unless and until the Agent shall have received such





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directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

       SECTION 12.6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates.

       SECTION 12.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated





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hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's bad faith, gross negligence or willful misconduct, to the extent caused by such bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

       SECTION 12.8 The Agent in Its Individual Capacity. The Agent and its respective Subsidiaries and affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

       SECTION 12.9 Resignation of the Agent; Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving ninety (90) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent reasonably satisfactory to the Borrower (after prior consultation with the Borrower), which successor shall have minimum capital and surplus of at least $1,000,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within ninety (90) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent reasonably satisfactory to the Borrower (after prior consultation with the Borrower), which successor shall have minimum capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       SECTION 12.10 Documentation Agent. The Documentation Agent, in its capacity as documentation agent, shall have no duties or responsibilities and no liabilities under this Agreement or any other Loan Document.





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                                  ARTICLE XIII

                                  MISCELLANEOUS

       SECTION 13.1  Notices.

              (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

              (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower
or any Guarantor:           United Companies Financial Corporation
                            One United Plaza - MS910
                            4041 Essen Lane
                            Baton Rouge, Louisiana  70809
                            Attention:  Mr. Gordon S. LeBlanc, Jr.
                                        Vice President
                            Telephone No.: (504) 924-6007 Ext. 2710
                            Telecopy No.: (504) 922-4324

With copies to:             Kantrow, Spaht, Weaver & Blitzer
                               (A Professional Law Corporation)
                            Suite 300, City Plaza
                            445 North Boulevard
                            Baton Rouge, Louisiana  70821-2997
                            Attention: Lee C. Kantrow, Esquire
                            Telephone No.: (504) 383-4703
                            Telecopy No.: (504) 343-0637

If to First Union as
Agent:                      First Union National Bank of
                               North Carolina
                            One First Union Center, DC-6
                            301 South College Street
                            Charlotte, North Carolina  28288
                            Attention:  Specialty Financing
                            Telephone No.: (704) 383-5256
                            Telecopy No.: (704) 374-7102





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
With copies to:             First Union National Bank of
                               North Carolina
                            One First Union Center, DC-6
                            301 South College Street
                            Charlotte, North Carolina  28288
                            Attention:  Ms. Karen Israel
                            Telephone No.: (704) 383-1663
                            Telecopy No.: (704) 374-7102

If to any Lender:           To the Address set forth on
                            Schedule 1 hereto

              (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

       SECTION 13.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and dis-bursements of counsel for the Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agent, (b) pay all out-of-pocket expenses of the Agent and each Lender in connection with the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys (either inside counsel or outside counsel) and other Persons concerning the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the





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foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. The Agent and each Lender hereby agree that they will promptly notify the Borrower of any claim, action or suit asserted or commenced against the Agent or any Lender and that the Borrower may assume the defense thereof with counsel reasonably satisfactory to the Required Lenders at the Borrower's sole expense, that the Agent and the Lenders will cooperate with the Borrower on such defense, and that the Agent and the Lenders will not settle any such claim, action or suit without the consent of the Borrower; provided, that in the event the Required Lenders are not reasonably satisfied with such defense or reasonably determine that there is one or more defenses available to them which are not available to the Borrower, the Agent may, after reasonable notice to the Borrower, assume such defense with counsel satisfactory to the Agent and the Required Lenders and the Borrower shall be responsible for the reasonable expense thereof; provided further, that the Borrower's obligation with respect to the expenses hereunder shall be limited to the reasonable fees and expenses of one counsel for the Agent and the Lenders collectively).

       SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower (excluding, however, any escrow deposits or escrow accounts and any other deposits and accounts used by Borrower in a custodial capacity) against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

       SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

       SECTION 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and





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federal courts located in Mecklenburg County, North Carolina and New York
County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

       SECTION 13.6 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

       SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

       SECTION 13.8  Injunctive Relief; Punitive Damages.

              (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

              (b) The Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party





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
to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

       SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP. Except as otherwise provided herein, if any changes in accounting principles from those used as of the Closing Date are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accounts and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in Section IX or in the related definitions or terms used therein, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Borrower, the Agent and the Required Lenders, so as to reflect such change in accounting principles.

       SECTION 13.10  Successors and Assigns; Participations.

              (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower, which consents shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees (or, without the consent of the Agent or the Borrower, to one or more of its Affiliates) all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions

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of Credit at the time owing to it and the Notes held by it); provided, that:

                     (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                     (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $10,000,000 and the Commitment so retained by the assigning Lender shall not be less than $15,000,000;

                     (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                     (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                     (v) the assigning Lender shall pay to the Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided, that no such fee shall be payable upon any assignment by a Lender to an affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

              (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

              (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is

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recorded in the Register as a Lender hereunder for all purposes of this
Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                     (i) accept such Assignment and Acceptance;

                     (ii) record the information contained therein in the Register;

                     (iii) give prompt notice thereof to the Lenders and the Borrower; and

                     (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, (A) a Competitive Bid Note payable to the order of such Eligible Assignee in an amount equal to the Aggregate Commitment and (B) a new Revolving Credit Note in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

              (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided, that:

                     (i) each such participation shall be in an amount not less than $5,000,000;

                     (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

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                     (iii) such Lender shall remain solely responsible to the
other parties hereto for the performance of such obligations;

                     (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                     (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                     (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or release any Guarantor (other than as a result of such Guarantor ceasing to be deemed a "Material Subsidiary" or as specifically permitted in this Agreement or the applicable Loan Document); and

                     (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

              (g) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

       SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.9), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest payable on any Loan or Reimbursement Obligation or any fees due hereunder, (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) release any Guarantor (other than as a result of such Guarantor ceasing to be

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deemed a "Material Subsidiary" or as specifically permitted in this Agreement or the applicable Loan Document) or (f) amend the provisions of this Section 13.11, the definition of Required Lenders or any provision hereof which specifically requires the approval of all of the Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Agent and (b) Article III without the written consent of the Issuing Lender. Notwithstanding the foregoing, an amendment may be executed by the Agent, the Borrower and the applicable Lender or Person becoming a Lender pursuant to Section 2.10 (without the consent of the Required Lenders or Lenders) only to reflect the increased Commitment of such Lender or new Commitment of such Person becoming a Lender and to substitute a revised
Schedule 1.1.

       SECTION 13.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

       SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

       SECTION 13.14 Survival of Indemnities. Subject to the limitations set forth herein, notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before; provided, that the Agent and Lenders shall only be entitled to claim such indemnities hereunder to the extent a claim is submitted to the Borrower not later than one year after the termination of this Agreement and the payment of all outstanding Obligations hereunder.

       SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

       SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 13.18 Confidentiality. The Agent and the Lenders agree to maintain the confidentiality of all proprietary and non-public information obtained by them from or furnished to them by the Borrower pursuant to this Agreement or the other Loan Documents, not to disclose any such information and to use such information only in connection with the transactions contemplated by this Agreement and the other Loan Documents, except that the foregoing shall not be construed to, now or in the future, apply to any information reflected in any publicly recorded document, any information obtained from sources other than the Borrower which are not to the Agent's or such Lender's knowledge bound by confidentiality agreements or which information is in the public domain at the time of such disclosure by the Agent or such Lender, nor shall it be construed to prevent (a) the Agent or any Lender from making any disclosure of any information (i) if required to do so by any applicable law or regulation,
(ii) to any governmental agency or regulatory body having authority over the Agent or such Lender pursuant to a request by such agency or body, (iii) pursuant to and to the extent required by a subpoena or other legal process believed by the Agent or such Lender, in good faith, to be legally issued and valid, (iv) to the extent necessary for the Agent or such Lender after an Event of Default and during the continuance thereof to enforce any remedy provided for in the Loan Documents or otherwise available by law, (b) the Agent from making such disclosure as it reasonably deems necessary or appropriate to any bank or other financial institution, and counsel thereto, which bank or other financial institution is a prospective lender under the Loan Documents or any Lender from making such disclosures as it reasonably deems necessary or appropriate to any bank or other financial institution, and counsel thereto, to which such Lender in good faith desires to sell an interest in its Extensions of Credit or its Commitment; provided, that in the case of this clause (b), prior to making any disclosure contemplated hereby, the Agent or such Lender shall notify the Borrower and shall require any such prospective recipient to agree to abide by the confidentiality provisions of this Section 13.18 prior to providing any such proprietary or non-public information to such recipient or
(c) the Agent or any Lender from making, on a confidential basis, such disclosures as it deems necessary or appropriate to its Affiliates, legal counsel or accountants (including outside auditors); provided, that in the case of this clause (c), prior to making any disclosure contemplated hereby, the Agent or such Lender will advise the prospective recipient of the provisions of this Section 13.18. The provisions of this Section 13.18 shall survive the termination or expiration of the Loan Documents.

       SECTION 13.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                   UNITED COMPANIES FINANCIAL CORPORATION


                                   By: /s/ LAURA T. MARTIN
                                      ------------------------------------------
                                   Name:  Laura T. Martin
                                        ----------------------------------------
                                   Title: Treasurer
                                         ---------------------------------------



                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent, Issuing Lender and a Lender

                                   By: /s/ CAROLYN ESKRIDGE
                                      ------------------------------------------
                                   Name:  Carolyn Eskridge
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------


                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and a Lender

                                   By: /s/ SANDRA J.S. KUREK
                                      ------------------------------------------
                                   Name:  Sandra J.S. Kurek
                                        ----------------------------------------
                                   Title: Associate
                                         ---------------------------------------


                                   BANK ONE, LOUISIANA, NA, as Lender

                                   By: /s/ ROBERT LOTT
                                      ------------------------------------------
                                   Name:  Robert Lott
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   FLEET BANK, N.A., as Lender and a Co-Agent

                                   By: /s/ ROBERT W. PIERSON
                                      ------------------------------------------
                                   Name:  Robert W. Pierson
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   REGIONS BANK OF LOUISIANA, as Lender

                                   By: /s/ BRIGG A. BAECHLE
                                      ------------------------------------------
                                   Name:  Brigg A. Baechle
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------

                                   GUARANTY FEDERAL BANK, F.S.B.,
                                   as Lender

                                   By: /s/ W. JAMES MEINTJES
                                      ------------------------------------------
                                   Name:  W. James Meintjes
                                        ----------------------------------------
                                   Title: Assistant Vice President
                                         ---------------------------------------


                                   THE BANK OF NEW YORK, as Lender and a
                                   Managing Agent

                                   By: /s/ WILLIAM H. CUNNINGHAM
                                      ------------------------------------------
                                   Name:  William H. Cunningham
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Lender

                                   By: /s/ ANN H. CHUDACOFF
                                      ------------------------------------------
                                   Name:  Ann H. Chudacoff
                                        ----------------------------------------
                                   Title: First Vice President
                                         ---------------------------------------


                                   CIBC, INC., as Lender

                                   By: /s/ GERALD J. GIRARDI
                                      ------------------------------------------
                                   Name:  Gerald J. Girardi
                                        ----------------------------------------
                                   Title: Director, CIBC Wood Gundy
                                          Securities Corp., as Agent
                                         ---------------------------------------


                                   CREDIT SUISSE FIRST BOSTON, as Lender

                                   By: /s/ FRANK G. BYRNE
                                      ------------------------------------------
                                   Name:  Frank G. Byrne
                                        ----------------------------------------
                                   Title: Director
                                         ---------------------------------------


                                   By: /s/ ANDREA E. SHKANE
                                      ------------------------------------------
                                   Name:  Andrea E. Shkane
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   UNION BANK OF SWITZERLAND, NEW YORK
                                   BRANCH, as Lender

                                   By: /s/ ROBERT MENDELES
                                      ------------------------------------------
                                   Name:  Robert Mendeles
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   By: /s/ DIDIER MAGLOIRE
                                      ------------------------------------------
                                   Name:  Didier Magloire
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   NATIONAL CITY BANK OF KENTUCKY,
                                   as Lender

                                   By: /s/ GARY SIEVEKING
                                      ------------------------------------------
                                   Name:  Gary Sieveking
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   THE FUJI BANK, LIMITED-HOUSTON
                                   AGENCY, as Lender

                                   By: /s/ PHILLIP C. LAUINGER, III
                                      ------------------------------------------
                                   Name:  Phillip C. Lauinger, III
                                        ----------------------------------------
                                   Title: Vice President & Manager
                                         ---------------------------------------


                                   COMERICA BANK, as Lender

                                   By: /s/ VON L. RINGGER
                                      ------------------------------------------
                                   Name:  Von L. Ringger
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   PNC BANK, KENTUCKY, INC., as Lender

                                   By: /s/ SLOANE GRAFF
                                      ------------------------------------------
                                   Name:  Sloane Graff
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   FIRST BANK NATIONAL ASSOCIATION,
                                   as Lender

                                   By: /s/ DAVID R. PETERSON
                                      ------------------------------------------
                                   Name:  David R. Peterson
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------



                                   BANK OF AMERICA NT & SA, as Lender and a
                                   Co-Agent

                                   By: /s/ D.L. EPPLEY
                                      ------------------------------------------
                                   Name:  D.L. Eppley
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   SOUTHTRUST BANK OF ALABAMA, N.A.,
                                   as Lender

                                   By: /s/ AMY E. JACKSON
                                      ------------------------------------------
                                   Name:  Amy E. Jackson
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   THE BANK OF NOVA SCOTIA, as Lender

                                   By: /s/ F.C.H. ASHBY
                                      ------------------------------------------
                                   Name:  F.C.H. Ashby
                                        ----------------------------------------
                                   Title: Senior Manager Loan Operations
                                         ---------------------------------------


                                   DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                   CAYMAN ISLAND BRANCH, as Lender

                                   By: /s/ J.W. SOMERS
                                      ------------------------------------------
                                   Name:  J.W. Somers
                                        ----------------------------------------
                                   Title: S.V.P. and Manager
                                         ---------------------------------------

                                   By: /s/ WILLIAM J. BARTLETT
                                      ------------------------------------------
                                   Name:  William J. Bartlett
                                        ----------------------------------------
                                   Title: Assistant Vice President
                                         ---------------------------------------


                                   HIBERNIA NATIONAL BANK, as Lender

                                   By: /s/ JANET OLSON RACK
                                      ------------------------------------------
                                   Name:  Janet Olson Rack
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   DEPOSIT GUARANTY NATIONAL BANK,
                                   as Lender

                                   By: /s/ CHARLES L. MORTIMER
                                      ------------------------------------------
                                   Name:  Charles L. Mortimer
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                      SCHEDULE 1: LENDERS AND COMMITMENTS

                                                         COMMITMENT
                                                       AND COMMITMENT
LENDER                                                   PERCENTAGE
------                                                   ----------
First Union National Bank                                $75,000,000
of North Carolina                                        9.375%
One First Union Center, DC-6
301 South College Street
Charlotte, North Carolina  28288
Attention:  Ms. Karen Israel
Telephone No.: (704) 383-1663
Telecopy No.: (704) 374-7102

Morgan Guaranty Trust Company of New York                $65,000,000
60 Wall Street, 22nd Floor                               8.125%
New York, New York 10260-0060
Attention: Seija Hurksinan
Telephone No.: (212) 648-3201
Telecopy No.: (212) 648-5249

Bank of America NT & SA                                  $60,000,000
24022 Calle de la Plata                                  7.500%
Suite 405
Laguna Hills, California 92653
Attention: Agnes McAlpine
Telephone No.: (714) 951-4164
Telecopy No.: (714) 951-4046

The Bank of New York                                     $60,000,000
One Wall Street-17th Floor                               7.500%
Mortgage Banking Division
New York, New York 10286
Attention: William H. Cunningham
Telephone No: (212) 635-6471
Telecopy No: (212) 635-6468

Fleet Bank, N.A.                                         $60,000,000
592 5th Avenue                                           7.500%
New York, New York 10036
Attention:  Mr. Robert Pierson
Telephone: (212) 819-6642
Telecopy: (212) 819-6516

Bank One, Louisiana, NA                                  $45,000,000
451 Florida Boulevard                                    5.625%
Baton Rouge, Louisiana 70802
Attention:  Mr. Robert B. Lott
Telephone No.: (504) 332-7369
Telecopy No.: (504) 332-4234

First Bank National Association                          $45,000,000
601 Second Avenue South                                  5.625%
MPFP0801
Minneapolis, Minnesota 55402
Attention: Edwin D. Jenkins
Telephone No.: (612) 973-0588
Telecopy No.: (612) 973-0826

The First National Bank of Chicago                       $45,000,000
One First National Plaza                                 5.625%
16th Floor, Suite 0155
Chicago, IL 60670
Attention: Jason McIntyre
Telephone No:(312) 732-7913
Telecopy No: (312) 732-4423

Guaranty Federal Bank, F.S.B                             $45,000,000
8333 Douglas Ave                                         5.625%
Dallas, TX 75225
Attention:  W. James Meintjes
Telephone No.: (214) 360-2845
Telecopy No: (214) 360-1660

The Bank of Nova Scotia                                  $25,000,000
Atlanta Agency                                           3.125%
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Attention: Robert Ahearn
Telephone No.: (404) 877-1500
Telecopy No.: (404) 888-8998

Credit Suisse First Boston                               $25,000,000
11 Madison Avenue                                        3.125%
20th Floor
New York, New York 10010
Attention: Jay Chall
Telephone No.: (212) 325-9010
Telecopy No.: (212) 325-8320

CIBC, Inc.                                               $25,000,000
425 Lexington Ave,, 8th Floor                            3.125%
New York, New York 10017
Attention: Gerald J. Girardi
Telephone No.: (212) 856-3649
Telecopy No.:  (212) 856-3558

Comerica Bank                                            $25,000,000
500 Woodward Avenue-MC 3256                              3.125%
Detroit, Michigan 48226
Attention: Von L. Ringger
Telephone: (313) 222-9285
Telecopy: (313) 222-9295

DG Bank Deutsche GenossenschaftsBank,                    $25,000,000
Cayman Island Branch                                     3.125%
1 Peachtree Center, Suite 2900
303 Peachtree Street NE
Atlanta, Georgia 30308
Attention: William Bartlett
Telephone No.: (404) 524-3966
Telecopy No.: (404) 524-4006

The Fuji Bank, Limited, Houston Agency                   $25,000,000
1221 McKinney, Suite 4100                                3.125%
Houston, Texas 77010
Attention: Jay Fort
Telephone No.: (713) 650-7855
Telecopy No.: (713) 759-0048

Hibernia National Bank                                   $25,000,000
440 Third Street                                         3.125%
Baton Rouge, Louisiana 70801
Attention: Janet Olson Rack
Telephone No.: (504) 381-2140
Telecopy No.: (504) 381-2003

National City Bank of Kentucky                           $25,000,000
421 West Market Street                                   3.125%
Louisville, Kentucky 40202
Attention: Gary Sieveking
Telephone No.: (502) 581-7660
Telecopy No.: (502) 581-4154

PNC Bank, Kentucky, Inc.                                 $25,000,000
500 West Jefferson Street                                3.125%
Suite 1200
Louisville, Kentucky 40202
Attention: Sloane Graff
Telephone No.: (502) 581-4607
Telecopy No.: (502) 581-3844

SouthTrust Bank of Alabama, N.A.                         $25,000,000
420 North 20th Street                                    3.125%
6th Floor
Birmingham, Alabama 35203
Attention: Amy E. Jackson
Telephone No.: (205) 254-6706
Telecopy No.: (205) 254-4407

Union Bank of Switzerland, New York Branch               $25,000,000
299 Park Avenue                                          3.125%
New York, New York 10171
Attention: Robert Mendeles
Telephone No.: (212) 821-3020
Telecopy No.: (212) 821-4541

Deposit Guaranty National Bank                           $15,000,000
210 East Capitol Street                                  1.875%
11th Floor
Jackson, Mississippi 39201
Attention: Charles L. Mortimer
Telephone No.: (601) 968-4711
Telecopy No.: (601) 354-8412


Regions Bank of Louisiana                                $10,000,000
5353 Essen Lane, Suite 500                               1.250%
Baton Rouge, LA 70809-3587
Attention:  Brigg A. Baechle
Telephone: (504) 767-9315
Telecopy:  (504) 767-9317